Exhibit 10.3
IPG PHOTONICS CORPORATION

SENIOR EXECUTIVE

ANNUAL INCENTIVE PLAN

ARTICLE I    GENERAL

SECTION 1.1    PURPOSE.

    The purpose of the IPG Photonics Corporation Senior Executive Annual Incentive Plan (the "Plan") is to benefit and advance the interests of IPG Photonics Corporation, a Delaware corporation (the "Company"), by providing to selected senior executives of the Company and its subsidiaries performance-based incentive compensation ("Awards") that are based upon the level of achievement of financial, business and other performance criteria.

SECTION 1.2    ADMINISTRATION OF THE PLAN.

    The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), consisting of at least such number of directors who have qualifications that satisfy the "outside director" requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to designate the eligible persons specified in Section 1.3 below who will receive Awards under, and become participants in, the Plan ("Participants") and to determine the terms and conditions of such Awards.

    With respect to any restrictions in the Plan that are based on the requirements of Section 162(m) of the Code or any other applicable law, rule or restriction, to the extent that any such restrictions are no longer required, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such restrictions and/or to waive any such restrictions with respect to outstanding Awards.

SECTION 1.3    ELIGIBLE PERSONS.

    Awards may be granted only to employees of the Company or one of its subsidiaries who are at the level of Vice President or employee-Director of the Company or one of its subsidiaries or at a more senior level. An individual shall not be deemed an employee for purposes of the Plan unless such individual is classified and receives compensation from either the Company or one of its subsidiaries for services performed as an employee of the Company or any of its subsidiaries.

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ARTICLE II    AWARDS

SECTION 2.1    AWARDS.

    The Committee may grant Awards to eligible employees with respect to each fiscal year of the Company, subject to the terms and conditions set forth in the Plan.

SECTION 2.2    TERMS OF AWARDS.

    Not later than ninety days after the start of each fiscal year of the Company (but not after more than 25% of the Performance Period (as such term is defined below) has elapsed) or, for fiscal 2005, not later than April 15, 2005, the Committee shall (i) determine the Participants from the eligible persons under Section 1.3 above, (ii) establish for such period ("Performance Period") the applicable performance goals and objectives ("Performance Targets") for the Company and the subsidiaries and divisions thereof and for each individual Participant and the percentage allocation to each such Performance Target, and (iii) establish target awards ("Target Awards") for each Participant which shall equal a percentage (up to 200%) of the Participant's Salary (as such term is defined below). Performance Targets under the Plan may include (but shall not be limited to) any of the following: net earnings; operating earnings or income; earnings growth; net income (absolute or competitive growth rates comparative); net income applicable to common stock; gross revenue or revenue by pre-defined business segment (absolute or competitive growth rates comparative); revenue backlog; margins realized on delivered services; cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; earnings per share of common stock; return on stockholders equity (absolute or peer-group comparative); stock price (absolute or peer-group comparative); absolute and/or relative return on common stockholders equity; absolute and/or relative return on capital; absolute and/or relative return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; ratio of operating expenses to operating revenues; product development milestones; debt-to-capital ratio or market share. The Committee may specify any reasonable definition for the Performance Targets that it uses during a Performance Period.

    "Salary" shall mean the annual base salary of the Participant for the Performance Period, and (ii) an amount equal to the annual rate of any deferred compensation for such Performance Period; PROVIDED that, if the Participant has an employment agreement as in effect on the "Effective Date" (as defined below) and such employment agreement expires prior to the end of any Performance Period, the amount of base salary and deferred compensation determined hereunder shall relate to the highest annual amounts that were provided for under such employment agreement. Notwithstanding the foregoing, "Salary" determined hereunder shall not include any amounts that would cause the Committee to exercise discretion not otherwise permitted by Section 162(m) of the Code to the extent Section 162(m) of the Code shall be applicable.

SECTION 2.3    DETERMINATION OF AWARDS.

    As soon as administratively practicable after the end of the relevant Performance Period, the Committee, or, if applicable, the Committee's delegate, shall determine the amount of the Award for each Participant by: (i) determining the actual performance results for each Performance Target; (ii) determining the amount to which each Participant is entitled based on the percentage allocated by the Committee to each Performance Target against the Target Award for each Participant; and (iii) certifying by resolution duly adopted by the Committee (or equivalent action by the Committee's delegate) the value of the Award for each Participant so determined. The Committee may, in its sole discretion, increase or reduce the amount of any Award to reflect the Committee's assessment of the Participant's individual performance during a Performance Period or for any other reason, to the extent consistent
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with Section 162(m) of the Code (to the extent Section 162(m) of the Code shall be applicable).

SECTION 2.4    PAYMENT OF AWARDS.

    Payment of an Award to a Participant shall be made as soon as practicable after determination of the amount of the Award under Section 2.3 above, and after the Committee has approved the aggregate bonus payout amount for the Performance Period, but in no event later than 2-½ months after the end of the Performance Period. Subject to the requirements of applicable law, a Participant may defer the payment of all or any portion of an Award under a deferred compensation arrangement maintained by the Company by making a timely deferral election pursuant to such rules and procedures as the Committee may establish from time to time with respect to such arrangement.

SECTION 2.5    EMPLOYMENT REQUIREMENT.

    The payment of an Award with respect to a specific Performance Period requires that the Participant be on the payroll of the Company or any of its subsidiaries as of the end of such Performance Period, PROVIDED that, if a Participant becomes "permanently disabled" (as determined by the Committee in its sole discretion), retires under the terms of a qualified pension plan maintained by the Company in which such Participant participates, or dies during a Performance Period, or if a Participant is on an approved leave of absence that began prior to the end of the Performance Period, such Participant or his estate shall be awarded, unless his employment agreement provides otherwise, a pro rata portion of the amount of the Award earned for such Performance Period, except that the Committee may, in its sole discretion, reduce the amount of such Award to reflect the Committee's assessment of such Participant's individual performance prior to such Participant's becoming permanently disabled, retirement or such Participant's death or approved leave as the case may be, or for any other reason.

ARTICLE III    ADJUSTMENT OF AWARDS

SECTION 3.1    ADJUSTMENTS.

    In the event that, during a Performance Period, any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event, any other extraordinary item or event not foreseen at the time of the grant of the Award, any unusual or non-recurring event or item the Committee deems not reflective of the Company’s core operating performance or any other event that distorts the applicable Performance Targets, occurs involving the Company or a subsidiary or division thereof, the Committee shall, to the extent consistent with Section 162(m) of the Code (to the extent Section 162(m) of the Code shall be applicable), adjust or modify, as determined by the Committee in its sole and absolute discretion, such Performance Targets, to the extent necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

SECTION 3.2    PAYMENT UPON CHANGE IN CONTROL.

    Anything to the contrary notwithstanding, within five days following the occurrence of a Change in Control (as defined below), the Company shall pay to each Participant an interim lump-sum cash payment (the "Interim Payment") with respect to his or her participation in the Plan. For each Participant, the amount of the Interim Payment shall equal the product of (x) the number of months, including fractional months, that have elapsed until the occurrence of the Change in Control in the Performance Period in which the Change of Control occurs and (y) one-twelfth of the greater of (i) the amount of most recently paid
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Award to the Participant for a full calendar year, or (ii) the Target Award for the Participant for the Performance Period in which the Change in Control occurs. The Interim Payment shall not reduce the obligation of the Company to make a final payment under the terms of the Plan, but any Interim Payment made shall be offset against any later payment required under the terms of the Plan for the calendar year in which a Change in Control occurs. No Participant may be required to refund to the Company, or have offset against any other payment due any participant from or on behalf of the Company, all or any portion of the Interim Payment.

    "Change in Control" means:

        (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); PROVIDED, HOWEVER, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the then outstanding combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Voting Securities; or

        (ii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, or a sale or other disposition of all or substantially all of the assets of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, consolidation or sale, do not, following such reorganization, merger, consolidation or sale, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger, consolidation or sale in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or sale of the Outstanding Company Voting Securities.

ARTICLE IV    MISCELLANEOUS

SECTION 4.1    NO ADDITIONAL PARTICIPANT RIGHTS.

    The selection of an individual as a Participant in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its subsidiaries, and the Company and any such subsidiary specifically reserve the right to dismiss the Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause. No person shall have claim to an Award under the Plan, except as otherwise provided for herein, or to continued participation under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. The benefits provided for Participants under the Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment of the Participant is terminable at the will of either party and, if such Participant is a party to an employment contract with the
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Company or one of its subsidiaries, in accordance with the terms and conditions of the Participant's employment contract.

SECTION 4.2    NO ASSIGNMENT.

    The rights of a Participant with respect to Awards granted under the Plan shall not be transferable by the Participant, otherwise than by will or the laws of descent and distribution prior to the payment thereof.

SECTION 4.3    TAX WITHHOLDING.

    The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any federal, state or local taxes required by law to be withheld with respect to such payments.

SECTION 4.4    NO RESTRICTION ON RIGHT OF COMPANY TO EFFECT CHANGES.

    The Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

SECTION 4.5    SOURCE OF PAYMENTS.

    The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

SECTION 4.6    AMENDMENT AND TERMINATION.

    The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; PROVIDED, HOWEVER, that no alteration or amendment will be effective without stockholder approval if such approval is required by law. In the case of Participants employed outside the United States, the Committee or its designees may vary the provisions of the Plan as deemed appropriate to conform with local laws, practices and procedures. In addition, the General Counsel of the Company is authorized to make certain minor or administrative changes required by or made desirable by government regulation.

SECTION 4.7    GOVERNMENTAL REGULATIONS.

    The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

SECTION 4.8    HEADINGS.

    The headings of articles and sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

SECTION 4.9    GOVERNING LAW AND SEVERABILITY.

    The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflicts of law principles and applicable federal law. If any portion of this Plan is deemed to be in conflict
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with local law, that portion of the Plan, and that portion only, will be deemed null and void under that local law. All other provisions of the Plan will remain in full effect.
SECTION 4.10    EFFECTIVE DATE.

    The Plan shall become effective upon its adoption by the Board. The Plan shall be effective, unless amended or terminated in accordance with Section 4.6 above.

Adopted April 6, 2005, Amended April 28, 2020

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